UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007 (August 1, 2007)

Dividend Capital Total Realty Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-125338	30-0309068
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

The information set forth below in Item 2.01 is hereby incorporated by reference in this Item 1.01.

Item 2.01         Completion of Acquisition or Disposition of Assets

As previously disclosed on Form 8-K filed with the Securities and Exchange Commission on June 12, 2007, Dividend Capital Total Realty Trust Inc. (the “Company”) deposited a non-refundable amount of $10,000,000 into an escrow account in connection with an intended acquisition of a portfolio of 25 retail properties (the “New England Retail Portfolio”) located in the Northeast Region of the United States, with properties located in the states of Massachusetts, Connecticut and Rhode Island.

On August 1, 2007, the Company acquired 22 of the 25 properties included in the New England Retail Portfolio (the “First Closing Properties”). The Company expects to close on the remaining three properties in the New England Retail Portfolio (the “Second Closing Properties”) during August and September 2007. There is no assurance that the Company will be able to complete the purchase of the Second Closing Properties.

The total acquisition cost of the First Closing Properties was approximately $331.6 million (consisting of an approximate $329.5 million purchase price plus an additional $2.1 million relating to due diligence and other closing costs) and was paid for through a combination of (i)  proceeds from the Company’s public equity offering, (ii) cash on hand and (iii) debt financing obtained by the Company. The First Closing Properties consist of approximately 1.7 million net rentable square feet and are currently 99% leased.

In connection with the closing of the First Closing Properties, the Company entered into several debt financing arrangements consisting of (i) an interest-only, secured floating-rate senior loan agreement entered into by various wholly-owned subsidiaries of the Company with LaSalle Bank National Association on August 1, 2007, (ii) an interest-only floating-rate mezzanine loan agreement entered into by various wholly-owned subsidiaries of the Company with LaSalle Bank National Association on August 1, 2007 and (iii) an interest-only fixed-rate, secured loan agreement entered into by a wholly-owned subsidiary of the Company with Countrywide Commercial Real Estate Finance, Inc. on August 1, 2007. The terms of the debt financing agreements are described below:

Lender	Loan Type	Loan Amount	Maturity	Interest Rate (1)
LaSalle Bank National Association	Floating Rate Senior Secured (2)	$184.3 million	August 9, 2009	LIBOR +80 basis points
LaSalle Bank National Association	Floating Rate Mezzanine (2)	$9.7 million	August 9, 2009	LIBOR +380 basis points
Countrywide Commercial Real Estate Finance, Inc.	Fixed Rate Secured (3)	$24.4 million	August 8, 2017	6.13%
Total		$218.4 million

(1)             All debt financing is interest-only. Interest rates for floating-rate loans are based on the one-month LIBOR and are subject to fluctuation. On August 1, 2007, the LIBOR rate was 5.3275%.

(2)             Loan agreement is secured by 21 of the 22 properties included in the First Closing Properties.

(3)             Loan agreement is secured by one property from the First Closing Properties, which the Company refers to as Wareham.

The above loan agreements contain customary representations and warranties and affirmative and negative covenants. As is customary in such financings, the lenders may accelerate the repayment of amounts outstanding and exercise other remedies upon the occurrence of an event of default (as defined in the agreement), subject, in certain instances, to the expiration of an applicable cure period.

Pursuant to an advisory agreement between the Company and Dividend Capital Total Advisors LLC (the “Advisor”), upon closing of the First Closing Properties, the Company paid to the Advisor an acquisition fee in the amount of $3.3 million (equal to 1% of the approximate $329.5 million purchase price). Such amount is not included in the approximate $331.6 million total acquisition cost of the First Closing Properties. The Advisor will also receive an asset management fee consisting of (i) a monthly fee equal to one-twelfth of 0.56% of the aggregate cost (before non cash reserves and depreciation) of the First Closing Properties.

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Various wholly-owned subsidiaries of the Company have entered into property management agreements with Keypoint Partners LLC Realty Services (“Keypoint”), a Massachusetts limited liability company, to manage all of the First Closing Properties on a day-to-day basis, for which Keypoint will receive customary market-based property management fees.

The First Closing Properties were acquired pursuant to a purchase agreement entered into by and between a wholly-owned subsidiary of the Company and Tedeschi Realty Corporation and entities affiliated with Tedeschi Realty Corporation, as seller. The total cost of this acquisition may increase in an amount equal to certain additional costs which have not yet been finally determined. Any additional costs are not expected to be material.

Property	Years Built (1)	Total Approximate Acquisition Cost (2), (3)	Net Rentable Area (Square Feet)	Occupancy	Major Tenant (4)
New England Retail Portfolio	1952-2004	$331,600,000	1,700,000	99%	Stop & Shop Grocery

(1)             Certain properties included in the First Closing Properties underwent significant renovations during the period of 1992-2007.

(2)             The Total Approximate Acquisition Cost was funded as follows: (i)  proceeds from the Company’s public equity offering, (ii) cash on hand, and (iii) debt financing obtained by the Company.

(3)             Total Approximate Acquisition Cost includes a purchase price of $329.5 million, plus an additional $2.1 million in transfer taxes, due diligence and closing costs, and does not include an estimated acquisition fee paid by the Company (pursuant to the terms of an advisory agreement described in the Company’s prospectus) to the Advisor in the amount of $3.3 million.

(4)             Major tenant occupies 10% or more of the First Closing Properties’ net rentable square feet.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 2.01 is hereby incorporated by reference in this Item 2.03.

Item 9.01         Financial Statements and Exhibits

To be filed by amendment. Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to Items 2.01 and 2.03 on an amendment to the Current Report on Form 8-K within 75 days from the date of the acquisition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
(Registrant)

Date: August 7, 2007	By:	/s/ JOHN E. BIALLAS
	Name:	John E. Biallas
	Title:	Chief Operating Officer